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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2006

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01

Entry into a Material Definitive Agreement

Dun Glen Gold Project Lease/Option Agreement

On March 13, 2006, HuntMountain Resources (“the Company”) entered into an agreement with Scoonover Exploration, LLC, (hereinafter known as “Scoonover”) to lease, with the option to purchase, the Dun Glen Gold Project in northern Pershing County, Nevada.  The Dun Glen Project (“the Project”) consists of 94 contiguous unpatented lode mining claims covering approximately 1,700 acres within the Sierra Mining District, an area with historic published production of at least 250,000 ounces of gold from both lode and placer sources.  Varying levels of gold production occurred at a number of small underground mines that lie within the Project area between 1862-1880, throughout the early 20th century, and the 1930’s.

Scoonover, in fulfillment of its agreement with the Company, assigned agreements into which it had entered with Mr. Gene R. Heckman (“Heckman”) and Mr. Miles L. Painter (“Painter) to the Company with the Company assuming the obligations of those agreements.  The assigned agreements establish leases with the option to purchase a total of 13 unpatented lode claims held within the boundaries of the Project.  The initial lease/option term of the agreements is 10 years, renewable for an additional 10 years.  The Company, upon execution of the agreement with Scoonover, made advance royalty payments totaling $30,000 to Scoonover, Heckman, and Painter.  Cumulative annual advance royalty payments are as follows:

a)

1st Anniversary $37,500

b)

2nd Anniversary $45,000

c)

3rd Anniversary $52,500

d)

4th Anniversary $60,000

e)

5th (and each anniversary thereafter) $72,500

During the term of the agreement, the Company has the option to purchase Scoonover’s claims for $5,000 upon delivery of a copy of an approved mine plan of operations or a final feasibility study approved by the Company’s management.  Scoonover will retain a 3% net smelter returns royalty of which up to 2 percentage points may be purchased by the Company for $1,000,000 per percentage point.  The Company also has the option to purchase Heckman’s and Painter’s claims for $250,000 each at any time during the term of the agreements.  Both Heckman and Painter will retain a 3% net smelter returns royalty of which up to 2 percentage points may be purchased by the Company for $875,000 per percentage point.  The Company will maintain all of the claims referenced within the agreement in good standing during the lease period.  The Company may terminate the lease at any time by giving Scoonover 60 days notice.

There is no material relationship between the Company, its affiliates, and any of the parties referenced herein other than in respect of the material definitive agreement previously described.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.1

Lease Agreement with Option to Purchase between Scoonover Exploration, LLC and HuntMountain Resources.

10.2

Letter of Assignment between Scoonover Exploration, LLC and HuntMountain Resources, Heckmen

10.3

Lease Agreement with Option to Purchase between Scoonover Exploration, LLC and Gene R. Heckman.

10.4

Letter of Assignment between Scoonover Exploration, LLC and HuntMountain Resources, Painter

10.5

Lease Agreement with Option to Purchase between Scoonover Exploration, LLC and Miles L. Painter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Tim Hunt

Date: March 17, 2006

By:

      Tim Hunt, President